Exhibit 10.1

115 SANSOME STREET

OFFICE LEASE

SAN FRANCISCO, CALIFORNIA

LANDLORD: AG/SIC-115 SANSOME, LLC, a Delaware limited liability company

TENANT: NILE THERAPEUTICS, INC., a Delaware corporation

Dated for reference purposes as of: January 25, 2008

30.	Damage	20

31.	Condemnation	21

32.	Subordination to Encumbrances	22

33.	Substitute Premises	22

34.	Miscellaneous	22

35.	Additional Provisions	27

RULES AND REGULATIONS OF 115 SANSOME STREET

A.	Signs
B.	Window Coverings
C.	Building Directory
D.	Building Directory Strips and Keys
E.	Hallways and Passages
F.	Locks
G.	Restrooms
H.	Moving In and Out of Premises; Heavy Equipment
I.	Janitorial Services and Cleaning
J.	Use of Premises
K.	Floor Coverings
L.	Deliveries and Messenger Services
M.	Access Refused
N.	Soliciting on Premises
O.	Landlord’s Employees
P.	Bicycles and Pets
Q.	Vending Machines
R.	No Smoking; Loitering
S.	Building Name and Address
T.	Trash
U.	Floor Warden
V.	Amendments

115 Sansome Street

Basic Lease Information

Lease Date	January 25, 2008

Tenant	NILE THERAPEUTICS, INC., a Delaware corporation

Address	2850 Telegraph Ave. Suite #310 Berkeley, CA 94705

Telephone	(510) 281-7700

Landlord	AG/SIC-115 SANSOME, LLC, a Delaware limited liability company

Address	220 Montgomery Street, Suite 1060 San Francisco, California 94104

Contact Person	Building Manager

Telephone	(415) 421-1444

Building	115 Sansome Street, San Francisco, California. The term “Building” includes the building and the land and improvements surrounding the building and designated from time to time by Landlord as appurtenant thereto together with utilities, facilities, driveways, sidewalks, underground vaults, walkways, and other amenities appurtenant to or servicing the buildings.

Building Rentable Square Footage	116,885 rentable square feet

Premises

Suite Floor(s) Rentable Square Footage	Suite 310 Portion of Third Floor Approximately 2,891 rentable square feet

Term	3 Years

Commencement Date	Upon Landlord’s substantial completion of the Tenant Improvement Work described below.

Expiration Date	The day before the third anniversary of the Commencement Date.

Base Monthly Rental	$38.00 per rentable square foot of Premises per year. Said Base Monthly Rental shall be increased on each and every anniversary of the Term Commencement Date by 3% of the Base Monthly Rental payable during the prior Lease year.

Tenant’s Share (of increased Expenses and Real Estate Taxes)	2.474%

Base Real Estate Tax Year	2008 calendar year.

Base Expense Year	2008 calendar year.

Use	General office use consistent with a Class A office building.

Security Deposit	$54,929.00

Broker	CB Richard Ellis representing Tenant; Grubb & Ellis Company representing Landlord.

Other

TENANT IMPROVEMENTS: Landlord at its sole cost and expense shall improve the Premises using Building Standard materials and finishes in accordance with the space plan prepared by ___________ and dated . Said improvements shall include new paint and carpet throughout the Premises, the removal of existing shelf and millwork in offices and production room, and the installation of sidelights on all existing offices. Tenant shall make one selection of carpet and one selection of paint from the Building Standard palette. Tenant shall respond in writing to any Landlord request pertaining to said tenant improvements within 24 hours of receipt thereof.

BUILDING STANDARD SIGNAGE: Building Standard Signage shall be provided at Term Commencement by Landlord at Landlord’s sole cost and expense.

AG/SIC-115 Sansome, L.L.C., a Delaware limited liability company					NILE THERAPEUTICS, INC., a Delaware corporation

By:		AG/SIC-115 Sansome Parent, L.L.C., a Delaware limited liability company, its sole member			By:	/s/ Peter Strumph
					Its:	Peter Strumph, Chief Executive Officer

	By:	AG Sansome Manager, Inc., a Delaware corporation, its manager			By:	/s/ Daron Evans
					Its:	Daron Evans, Chief Financial Officer

	By:	The Swig Company, LLC, property manager

		By:	/s/ Kennard P. Perry
			Name:	Kennard P. Perry
			Title:	CIO

115 SANSOME OFFICE LEASE

This lease (“Lease”) is made and entered into in San Francisco, California, on January 25, 2008 by and between AG/SIC-115 SANSOME, LLC, a Delaware limited liability company (“Landlord”) and NILE THERAPEUTICS, INC., a Delaware corporation (“Tenant”). If Tenant is comprised of more than one person or entity, the obligations under this Lease imposed on Tenant shall be joint and several.

1. Lease. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises described in the Basic Lease Information upon and subject to all of the terms, covenants and conditions herein set forth. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions, and Tenant agrees that this Lease is made upon the condition of such performance. Except as otherwise specifically set forth in this Lease, Tenant accepts the Premises in their “as is” state of repair and condition, and it is specifically agreed that Landlord has made no representations to Tenant regarding the condition of the Premises or the Building. Landlord shall, however, keep and maintain the Building structure and Building systems in good working order. Tenant’s lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, all as may be designated by Landlord from time to time. All of the windows and outside walls of the Premises and any spaces in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have a right of access through the Premises for the purpose of operating, maintaining and repairing the same.

2. Term. The Premises are leased to Tenant for a term (herein called the “Term”) to commence and end on the dates respectively specified in the Basic Lease Information, unless the Term shall sooner terminate as hereinafter provided. Notwithstanding the foregoing, if the Term is scheduled to end on a date that is other than the last day of the month, the Term shall be extended so that it ends on the last day of the applicable month.

The commencement date and expiration date of the Term shall be confirmed at Landlord’s election by written notice to Tenant promptly following delivery of possession of the Premises to Tenant.

If the Term has not commenced on or before May 1, 2008 for reasons not attributable to Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord.

3. Base Monthly Rental.

A. Tenant agrees to pay Base Monthly Rental to Landlord, without notice, in advance, on the first day of each calendar month of the Term. The Base Monthly Rental for the first full rent paying month of the Term shall be paid upon the execution of this Lease. In the event the Term commences on a day other than the first day of a calendar month, then the Base Monthly Rental for said fractional month shall be prorated on the basis of a 30-day month.

B. Base Monthly Rental shall be paid by Tenant to Landlord, without deduction or offset, in lawful money of the United States of America, in accordance with such procedures and to such persons and/or places as Landlord may from time to time designate in a notice to Tenant.

C. In addition to the Base Monthly Rental, Tenant shall pay to Landlord all charges and other amounts required under this Lease (herein called “Additional Rent”), including, without limitation, Additional Rent resulting from increased Expenses and Real Estate Taxes pursuant to the provisions of Article 4 hereof. All such Additional Rent shall be payable to Landlord at the place where the Base Monthly Rent is payable and Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Rent. All sums payable by Tenant under this Lease are collectively referred to as “Rent”.

4. ADDITIONAL RENT FOR INCREASED EXPENSES AND REAL ESTATE TAXES

A. For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:

(a) “Tenant’s Share” shall mean the percentage figure so specified in the Basic Lease Information. Tenant’s Share has been computed by dividing the rentable area of the Premises by the total rentable area of the office space in the Building. In the event that either the rentable area of the Premises or the total rentable area of the office space of the Building is changed, Tenant’s Share may, at Landlord’s election, be appropriately adjusted, and, as to the Tax Year or Expense Year (as said terms are hereinafter defined) in which such adjustment occurs, Tenant’s Share shall be determined on the basis of the number of days during such Tax Year and Expense Year at each such percentage.

(b) “Tax Year” shall mean each twelve (12) month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) month consecutive period and, in the event of any such change, Tenant’s Share of Increased Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

(c) “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Building and any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building and such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, supplemental assessments which may result from changes in ownership or completion of new construction; escape assessments, charges, fees or assessments for transit, housing, police, fire, improvement districts, or other governmental services or purported benefits to the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, the City and County of San Francisco, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

(d) “Increased Taxes” with respect to any Tax Year shall mean the amount, if any, by which Real Estate Taxes for such Tax Year exceed the amount of Real Estate Taxes for the Base Real Estate Tax Year set forth in the Basic Lease Information. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Real Estate Taxes during the Term results in a reduction of Real Estate Taxes, then for purposes of calculating Tenant’s Share of Increased Real Estate Taxes from and after the year in which such adjustment occurs, Real Estate Taxes for the Base Real Estate Year shall be adjusted to reflect such reduction.

(e) “Expense Year” shall mean each twelve (12) month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant’s Share of Increased Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.

(f) “Expenses” shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation, (i) the cost of air conditioning, electricity, electrical surcharges for excessive or peak time use, steam, heating, mechanical, ventilating, elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of Building repairs, fluorescent tubes and ballasts, and general maintenance cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rental interruption, earthquake and other insurance together with any deductibles charged to or paid by Landlord, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting and audit fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (vi) the cost of supplying, replacing and cleaning employee uniforms, the cost of Building engineer services, costs of upkeep and decoration of all common areas of the Building (vii) the fair market rental value of Landlord’s and the property manager’s offices in the Building, (viii) the costs of normal repair and replacement of worn-out equipment, facilities and installations, (and if the cost of any such item exceeds $100,000) the cost thereof shall be amortized with reasonable interest over such commercially reasonable period as determined by Landlord) (ix) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year in order to comply with any local, state, or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively “Legal Requirement”), or to comply with any amendment or change to the enactment or interpretation on any Legal Requirement, (x) the cost of any capital improvements made to the Building for the protection of the health or safety of the occupants, in order to supply a continuous or reliable source of electricity, or as a labor-saving device or to effect other economies or efficiencies in the operation or maintenance of the Building, such costs under (ix) and (x) above to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (xi) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing the Building. Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building during any period in which the Building is not at least ninety-five percent (95%) occupied. In addition, if any particular work or service includable in Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Expenses shall be deemed to be increased by an amount equal to the additional Expenses which would have been incurred if Landlord had furnished such work or service to such tenant, and in no event shall any component of Expenses for any year subsequent to the Base Year consisting of natural gas, electricity, steam, or water be less than the amount of such component in the Base Year. The parties agree that any statements to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost or expense shall not be interpreted as excluding any cost from constituting an Expense or a component of Real Estate Taxes if such cost is otherwise an Expense or component of Real Estate Taxes. Specifically excluded from Expenses are (i) legal fees and other costs related to disputes with tenants, and (ii) costs, such as legal fees and brokers commissions, related to leasing space to tenants. Any proceeds from insurance shall be used to offset previously charged Expenses related thereto.

(g) “Increased Expenses” with respect to any Expense Year shall mean the amount, if any, by which Expenses for such Expense Year exceed the amount of Expenses for the Base Expense Year set forth in the Basic Lease Information; provided however, Expenses for the Base Expense Year shall not include extraordinary and/or temporarily increased costs due to events such as conservation surcharges, boycotts and strikes, embargoes, shortages in supply, or other shortages, or amortized costs related to capital improvements.

B. Tenant shall pay to Landlord as Additional Rent one twelfth (1/12th) of Tenant’s Share of the Increased Taxes of each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant’s Share, if any, of Increased Taxes. If the actual Increased Taxes for such Tax Year exceed the estimated Increased Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Increased Taxes within fifteen (15) days after the receipt of Landlord’s Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Increased Taxes for such Tax Year, such excess shall be refunded to Tenant or credited against the next installment of Increased Taxes due from Tenant to Landlord hereunder.

C. Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12th) of Tenant’s Share of the Increased Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), setting forth in reasonable detail the Expenses for the Expense Year, and Tenant’s Share, it any, of Increased Expenses. If the actual Increased Expenses for such Expense Year exceed the estimated Increased Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Increased Expenses within fifteen (15) days after the receipt of Landlord’s Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Increased Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Increased Expenses due from Tenant to Landlord hereunder.

D. If the Expiration Date of the Term shall occur on a date other than the end of a Tax Year or Expense Year, Tenant’s Share of Increased Taxes, if any, and Increased Expenses, if any, for the Tax Year and the Expense Year in which the Expiration Date falls shall be in the proportion that the number of days from and including the first day of the Tax Year or Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 365; provided, however, Landlord may, pending the determination of the amount, if any, of Increased Taxes and Increased Expenses for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Increased Taxes, estimated Increased Expenses, and Tenant’s Share of each thereof for such partial Tax Year and Expense Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant’s Share of such Increased Taxes and Increased Expenses. If, after such Increased Taxes and such Increased Expenses have been finally determined and Landlord’s Tax Statement and Landlord’s Expense Statement have been furnished to Tenant, there shall have been an underpayment of Tenant’s Share of Increased Taxes or Increased Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days of receipt of such statements, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant, but only if Tenant has provided Landlord with a valid forwarding address.

E. Landlord shall maintain adequate records of Expenses and Real Estate Taxes in accordance with standard accounting principles. Any statements provided by Landlord in connection with Tenant’s Share thereof shall be final and binding on Tenant unless Tenant, within 60 days of its receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor. In such event, Landlord and Tenant shall endeavor in good faith to promptly resolve any disagreement set forth in Tenant’s notice provided that Tenant shall not withhold payment of any contested or disputed item.

F. In the event of any mutually agreed termination of this Lease prior to its scheduled expiration date, then notwithstanding any agreement to the contrary, Tenant shall remain liable for all Rent accrued or payable under this Lease through said date of termination.

5. Security Deposit; Late Charge. Upon the execution of this Lease, Tenant shall deliver to Landlord in the form of a clean, irrevocable, stand-by and unconditional letter of credit in the amount of the Security Deposit (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association acceptable to Landlord with offices for banking purposes in the City of San Francisco (the “Issuing Bank”). The Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term through the date that is at least 60 days after the Expiration Date, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Letter of Credit shall state that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Manhattan. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

If Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (b) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay Rent hereunder.

Upon a sale of the Real Property or the Building or a leasing of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within 5 days after notice of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Tenant shall look solely to the new landlord or lender for the return of such Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord. Accordingly, if any installment of Base Monthly Rental or any other sum due from Tenant shall not be received by Landlord within three (3) days after said amount is due, Tenant shall pay to Landlord, in addition to any other sums payable hereunder, a late charge of ten percent (10%) of the amount due, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Base Monthly Rental and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs which Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to any such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

6. Use of Premises. The Premises shall be used for the Purpose specified in the Basic Lease Information and for no other purposes without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

7. Alterations, Mechanics’ Liens.

A. Tenant shall not make or suffer to be made, directly or indirectly, any addition or change to or modification of the Premises, including, without limitation, the installation of fixtures, trade fixtures, and leasehold improvements (hereinafter, “alteration”) without first obtaining the written consent of Landlord; provided, however, that no alteration shall be permitted if it is structural or will affect the Building’s heating, electrical, or plumbing systems. Any alteration (excluding trade fixtures and movable furniture installed by Tenant that shall belong to Tenant) shall become at once a part of the realty and belong to Landlord subject to Landlord’s rights under Paragraph 17. Any alterations shall be done in accordance with plans and specifications approved by Landlord. Landlord shall have the right to charge Tenant a reasonable amount for the approval of plans and specifications.

B. All alterations shall be made only by fully licensed, insured and bonded contractors and subcontractors approved in writing by Landlord in advance.

C. In the event Tenant makes said alterations, it shall first obtain all permits required for the making of same and shall perform any work in connection therewith in accordance with all applicable laws, rules, regulations and ordinances. All such work shall be performed in a first class manner causing no interference with the operation of the Building and no unreasonable noise, odors or inconvenience to Landlord and the other tenants of the Building. In the event that as a result of any alterations made by Tenant it shall be necessary for Landlord to make any other alterations, improvements or repairs to the Building, whether within or without the Premises, such work shall be done at Tenant’s expense.

D. In making any alterations, Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Tenant agrees that Tenant shall not make any alterations of the Premises until five (5) days after receipt by it of the written consent of Landlord in order that Landlord may post or request Tenant to post any appropriate notices to avoid any possible liability with respect to liens. Tenant shall, at Landlord’s request, prepare, record and post such notices and shall at all times permit such notices to be posted and to remain posted until the completion and acceptance of such work. In addition, at Landlord’s request, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond, satisfactory to Landlord, for all such work. Tenant further agrees that there shall be no construction, partitions, or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Building or with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities.

8. Work to be Performed by Landlord. Landlord shall not be required to perform any work or make any improvements in or about the Premises of any type or nature unless a special agreement to that effect is expressly set forth in this Lease.

9. Restrictions on Use.

A. No use shall be made or permitted to be made of the Premises, nor acts done, that will increase the existing rate of insurance upon the Building or cause a cancellation of any insurance policy covering the Building or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in, on or about the Premises or the Building, any illegal substance or any article that may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises and/or Tenant’s use thereof, made by any insurance organization or company providing fire and public liability insurance covering the Building.

B. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor shall Tenant use or allow the Premises or any part of the Building to be used for any immoral, unlawful, or objectionable purposes. Without limiting the generality of the foregoing, Tenant not use or permit the usage of any illegal drug or substance and shall not make or permit any unreasonable or unnecessary noises or odors in or upon the Premises or the Building. Tenant shall not commit, or suffer to be committed, any waste upon the Premises or any nuisance (public or private) or other act or thing of any kind or nature whatsoever that may disturb the quiet enjoyment or cause unreasonable annoyance of any other tenant in the Building. The provisions of this paragraph are for the benefit of Landlord only and are not, and shall not be construed to be, for the benefit of any tenant or occupant of the Building or any third party.

C. Tenant shall comply with all Environmental Laws pertaining to and shall not engage in any activity involving, nor bring upon the Premises, any Hazardous Materials (Except for immaterial amounts of Hazardous Materials incidental to office use (e.g. copier toner, cleaning supplies) and which are used in strict compliance with applicable law and any rules and regulations promulgated by Landlord) without the express prior written consent of Landlord. For the purpose of this Lease, “Hazardous Materials” shall be defined, collectively, as any and all substances, chemicals, wastes, sewage or other materials that are now or hereafter regulated, controlled or prohibited by any local, state or federal law or regulation requiring removal, warning or restrictions on the use, generation, disposal or transportation thereof including, without limitation, (a) any substance defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, or “air pollutant” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. 6901, et seq., the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. 1251 et seq., the Clean Air Act (“CAA”), 42 U.S.C. 7401 et seq., or the Toxic Substances Control Act (“TSCA”), 15 U.S.C. 2601, et seq., all as previously amended and amended hereafter; and (b) any hazardous substance, hazardous waste, toxic substance, toxic waste, air pollutant, hazardous material, waste, chemical, or compound described in any other federal, state, or local statute, ordinance, code, rule, regulation, order, decree or other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste. As used herein, the term “Hazardous Materials” also means and includes, without limitation, asbestos; flammable, explosive or radioactive materials; gasoline or gasoline additives; oil; motor oil; waste oil; petroleum (including, without limitation, crude oil or any component thereof); petroleum-based products; paints and solvents; lead; cyanide; DDT; printing inks; acids; pesticides; ammonium compounds; polychlorinated biphenyls; and other regulated chemical products. The statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Materials are herein collectively referred to as “Environmental Laws”. In connection therewith, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, permits, and attorneys’ and consultant’s fees arising out of or involving any Hazardous Materials brought onto the Premises or used in the Premises by any person whatsoever, other than Landlord, its agents, employees independent contractors or invitees, or brought onto the Building or used therein by Tenant, its agents, employees, independent contractors or invitees. Tenant’s obligations under this Paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment and the cost of investigation, removal, remediation, restoration and/or abatement thereof, and shall survive the expiration or earlier termination of this Lease. Tenant further acknowledges that it is aware of the fact that the Building contains materials containing asbestos and that a report pertaining thereto is available for Tenant’s review at the office of the Building. Tenant shall comply with all Environmental Laws as well as rules and regulations promulgated from time to time by Landlord relating to the use and disposal of asbestos containing materials. Tenant’s indemnification hereunder shall include, but is not limited to, any claimed injury or death to Tenant or its agents, employees or independent contractors related to exposure to asbestos containing materials.

10. Compliance with Law. Tenant shall, at its sole cost and expense, promptly comply with all laws pertaining to the Premises or Tenant’s use or occupancy thereof, and shall faithfully observe all laws applicable to the Premises and Tenant’s use and occupancy thereof and all requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use, or occupancy of the Premises. Tenant, at its sole cost and expense, shall promptly perform all work to the Premises or other portions of the Building required to effect such compliance. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any law pertaining to the Premises shall be conclusive of that fact as between Landlord and Tenant. Without limiting the generality of the foregoing, the duties of Tenant under this provision shall include the making of all such alterations of the Premises as may be required by law by reason of Tenant’s use of the Premises, occasioned by reason of the failure of Tenant to effect repairs, maintenance, replacement or cleaning of the Premises as required under this Lease, or required by reason of Tenant’s alteration of the Premises, Tenant’s particular employees or employment practices, and/or the construction of the initial improvements to the Premises.

11. Indemnity and Exculpation. As a material part of the consideration for this Lease, Tenant hereby agrees that Landlord and any lender holding a mortgage or deed of trust covering the Premises shall not be liable to Tenant or any other party for any damage to Tenant or damage, theft or vandalism to Tenant’s property, or the property of Tenant’s employees, agents, independent contractors and/or invitees, and Tenant agrees to indemnify, defend and hold Landlord and its lender harmless from and against any claims pertaining thereto. Unless attributable to Landlord’s gross negligence or intentional misconduct, Tenant further agrees to indemnify Landlord and any such lender and defend and hold them harmless from and against all claims, damages, liabilities, causes of action, costs, and expenses (including attorneys’ fees) arising out of any injury to person or damage to property occurring in, on, or about the Premises, or the Building if arising due to the negligence or intentional misconduct of Tenant or its employees, agents, independent contractors and/or invitees, from any cause whatsoever. Tenant’s obligation under this paragraph to indemnify, defend and hold Landlord and any such lender harmless shall not be limited to the amount of available insurance proceeds, but rather shall extend to the full amount of the claim.

12. Public Liability and Property Damage Insurance.

(1) Tenant at its sole cost and expense shall maintain during the entire Term (including any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in or about the Premises whether before or after the Term) public liability and property damage insurance with liability limits of not less than $3,000,000 per occurrence, combined single limit bodily injury and/or property damage liability, insuring against all liability of Tenant and Landlord and their authorized representatives arising out of and in connection with Tenant’s use or occupancy of the Premises and the Building, and insuring Tenant and Landlord from legal liability for damage to person or property, however arising. Landlord shall be named as an additional insured under such policy or policies, and the policy or policies shall contain cross-liability endorsements, shall be primary insurance insofar as Landlord is concerned, and shall be non-contributing to any other insurance carried by Landlord.

(2) In the event Tenant fails, at any time during the Term, to keep said insurance in full force and effect, Landlord may pay the necessary premiums therefor and the repayment thereof shall be deemed to be a part of the Rent due hereunder, payable as such on the next date upon which Base Monthly Rental becomes due.

(3) All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Paragraph 11; provided, however, the procuring of insurance within the minimum limits herein set forth shall not be deemed satisfaction of Tenant’s obligation to indemnify under said Paragraph.

A. Increase in Amount of Public Liability and Property Damage Insurance. Not more frequently than every three years, if, in the opinion of Landlord’s lender or in the commercially reasonable opinion of the insurance broker retained by Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by either said lender or insurance broker.

B. Workers’ Compensation Insurance. Tenant shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in or about the Premises whether before or after the Term), at Tenant’s sole cost and expense, employer’s liability and workers’ compensation insurance as required by law.

C. Extended Coverage and “All Risk” Insurance. Tenant shall also carry and maintain in full force and effect during the entire Term hereof (and during any additional period that Tenant shall have possession of or otherwise occupy or conduct activities in, on or about the Premises whether before or after the Term), at Tenant’s sole cost and expense, a policy or policies of insurance for damage caused by the perils insured under Standard Fire, Extended Coverage and “All Risk” coverage forms, including business interruption coverage and providing insurance coverage on Tenant’s furniture, fixtures, equipment, improvements, alterations, trade fixtures, and other personal property. The limits of coverage shall be equal to the full current replacement value of such property.

D. Builder’s Risk Insurance. If Tenant shall at any time make any alterations of the Premises, while performing such work Tenant shall, at Tenant’s sole cost and expense, carry “All-Risk” builder’s risk insurance, completed value form, in an amount satisfactory to Landlord.

E. Liquor Liability Insurance. If the Tenant is in the business of manufacturing, selling, serving, furnishing or distributing alcoholic beverages from the Premises, Tenant shall, at Tenant’s sole cost and expense, carry liquor liability insurance with liability limits of not less than Five Million Dollars ($5,000,000).

F. Waiver of Subrogation. Tenant hereby releases Landlord, its authorized representatives, and the holders of any liens or encumbrances covering the Building, from any claims for damage to any person; to the Premises, the Building, and other improvements in which the Premises are located; and to the fixtures, personal property, trade fixtures, improvements, and alterations of Tenant in, on or about the Premises or the Building, that are caused by or result from risks insured against under any fire or extended coverage insurance policy or policies carried by or that should be carried by Tenant at the time of any such damage. Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage covered by any policy.

G. Other Insurance Matters. All the insurance required under this Lease shall:

(1) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A-10 status as rated in the most recent edition of Best’s Insurance Reports.

(2) Contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy.

(3) Be renewed not less than twenty (20) days before expiration of the term of the policy.

Each policy of insurance required under this Lease, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord prior to delivery and/or admittance of Tenant to the Premises, and on each renewal of the policy.

H. Construction. Nothing contained in this Paragraph 12 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any alterations in, on or about the Premises or (ii) any right of Tenant to make any alterations in, on or about the Premises.

13. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations promulgated for the Building and all modifications of and additions thereto placed into effect from time to time by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

14. Utilities and Services.

A. Landlord shall furnish to the Premises, during reasonable hours determined by Landlord and subject to applicable laws and the rules and regulations of the Building, electricity suitable for general office use (provided, however, that Tenant shall not at any time have a connected electrical load for lighting purposes in excess of one watt per square foot of the Premises or a connected load for all other power requirements in excess of two watts per square foot of the Premises, and further provided that Tenant will comply with all directives of Landlord related to energy conservation), janitorial service, building heating and elevator service. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s heating systems if any.

B. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of any amounts owing hereunder by reason of Landlord’s failure to furnish any of the foregoing utilities and/or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord including, without limitation, any governmental energy conservation program, and any such failure shall not constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental entity promulgates or revises any law applicable to the Building, or any part thereof, relating to the use or conservation of energy, water, gas, light, or electricity, or relating to the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord makes improvements to the Building or any part thereof in order to comply with such a law, whether the law is mandatory or voluntary, Landlord may, in its sole discretion, comply with such law or make such improvements to the Building or any part thereof related thereto. Such compliance and the making of such improvements shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay Rent or any other amounts reserved or payable hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

C. Landlord makes no representation regarding the adequacy or fitness of the heating or ventilation equipment in the Building to maintain temperatures that may be required for any equipment of Tenant, and Landlord shall have no liability for damage suffered by Tenant or others in connection therewith. Wherever, as the result of (i) the heat-generating machines or equipment; (ii) the lights; (iii) the occupancy of the Premises by more than one person per 100 square feet of net rentable area therein; (iv) an electrical load for lighting or power in excess of the limits per square foot of the Premises specified herein; or (v) any rearrangement of partitioning or other improvements, the Building heating and ventilation system supplied by Landlord is affected, Landlord shall have the right (but not the obligation) to install or cause the installation of supplementary heating and ventilation units or other equipment in the Premises. On demand, Tenant shall pay for all such supplementary services and utilities, and shall pay the costs of installation and maintenance of such supplementary equipment.

D. Tenant will not operate its business in such a way or use any apparatus or device as will increase the amount of electricity or water usually furnished or supplied by Landlord for the purpose of using the Premises for general office use during regular business hours, or connect with electric current, except through existing electrical outlets in the Premises, or connect with water pipes, any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that customarily furnished or supplied to other tenants of the Building for use of their premises for general office purposes during regular business hours, Tenant shall first procure the consent of

Landlord, which Landlord in its sole discretion may refuse, to the use thereof, and Landlord may cause an electric-current or water meter to be installed in the Premises so as to measure the amount of excess electric current or water so consumed by Tenant. The costs of any such meter and of the installation and maintenance thereof shall be borne by Tenant. Tenant agrees to pay to Landlord promptly upon notice thereof the costs of all such excess water and electric current consumed, as shown by said meters, at the highest marginal rates charged Landlord for such services by the local public utility furnishing the same, plus any additional expense incurred by Landlord in providing such excess current and/or keeping account of the excess electric current or water so consumed.

E. Tenant acknowledges that during non-business hours, weekends and Building holidays, as the same may be designated by Landlord from time to time, public access to the Building may be limited and heating, janitorial and other normal building services will not be provided or may be provided on a limited or “additional cost to tenant” basis.

15. Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all taxes and other governmental charges and impositions levied against Tenant, Tenant’s improvements, fixtures, trade fixtures, alterations, furniture, fixtures, equipment, or other personal property, Tenant’s leasehold interest, the Rent or other charges payable by Tenant, any business carried on at the Premises, or in connection with the use or occupancy thereof, including, without limitation, City of San Francisco Gross Receipts Taxes, payroll taxes, any general or special assessments, levies, fees or charges, transit or transportation charges, housing subsidies and/or housing fund assessments, possessory interest taxes, business or license taxes or fees, job training subsidies and/or assessments, or open space charges, irrespective of whether any of the foregoing is assessed or designated as a real or personal property tax, and irrespective of whether any of the foregoing is assessed to or against Landlord or Tenant. Should any of the foregoing be applied in any manner to the real property taxes levied on the Building or appurtenances thereto, Tenant, upon demand, will pay such personal property taxes to Landlord who in turn will pay the same to the property tax collector.

16. Maintenance.

A. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at its sole cost and expense, shall keep the Premises and every part thereof in good and sanitary condition and repair, damage thereto by fire, earthquake, act of God or the elements excepted unless caused by Tenant’s negligence or willful act. Tenant agrees to carry out promptly all maintenance that at any time may become necessary to put and keep the Premises in as good and sanitary a condition as when received by Tenant from Landlord, reasonable wear and tear excepted, and, the preceding sentence notwithstanding, to replace immediately all glass now or hereafter installed in the Premises, however broken. Maintenance or repair required because of burglary or vandalism shall be the sole responsibility of Tenant.

B. Tenant hereby waives all rights under, and the benefits of, Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, and under any similar law, permitting Tenant to make repairs at the expense of Landlord or to terminate a lease by reason of the condition of, or damage to, the leased premises.

17. Restoration of Premises. Tenant agrees that upon the expiration of the Term, the earlier termination of the Lease for whatever reason, or Tenant’s abandonment of the Premises, whichever occurs first, Tenant shall surrender or leave the Premises in good condition and repair, free of all personal property and trade fixtures, and generally in the same condition as when received, reasonable wear and tear excepted, and damage by fire, earthquake, acts of God, or the elements excepted, unless caused by Tenant’s negligent or willful act or omission, and if Tenant has made any alteration or improvement of the Premises, Tenant will in all cases effect the restoration of the Premises unless Landlord has expressly set forth in writing that a particular alteration or improvement shall not be removed. As used throughout this paragraph, “restoration” means the reconstruction, rebuilding, rehabilitation, and repairs necessary to return altered, improved, or damaged portions of the Premises and other damaged property in, on or about the Premises to substantially the same physical condition in which they were immediately before the alteration, improvement, or damage.

18. Entry by Landlord. Landlord reserves the right and Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times for purposes of (i) inspecting, performing maintenance or making alterations of the Premises or any other portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences, and props as Landlord may reasonably require; (ii) posting notices of non-responsibility or non-liability for alterations or repairs; (iii) placing upon the Premises any usual or ordinary “for rent” signs; or (iv) showing or submitting the Premises to prospective purchasers or tenants, all of which actions Landlord may take without any abatement of Rent. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference’s with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. Landlord shall use reasonable efforts in order that the entrance to the Premises shall not be blocked by the making of such alterations or the performing of such maintenance and that the business of Tenant shall not thereby be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Landlord has the right to make alterations to or demolish the Building or erect other buildings on the real property adjacent thereto. Tenant will not in such event be entitled to any direct or consequential damages for any damage or inconvenience occasioned thereby, but Landlord will use its reasonable efforts to accomplish such work in such a manner as to inconvenience Tenant as little as possible. In the event Tenant is deprived of the use of the Premises by reason of the demolition of the Building, this Lease will terminate without any liability of Landlord to Tenant.

19. Estoppel Certificates. At any time and from time to time upon not more than ten (10) days after a request is received from Landlord, Tenant shall execute, acknowledge and deliver to Landlord, or to such party as Landlord may designate, a written statement certifying the date of commencement of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been any modifications of this Lease, that the Lease is in full force and effect as modified and stating the date and nature of the modification or modifications), that Landlord is not in default under this Lease (or, if there is any claimed default, stating the nature and extent thereof), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature and extent thereof), the current amounts of and the dates up to which Rent has been paid, the period for which Rent and other charges have been paid in advance, and any additional matters or information that may reasonably be requested by Landlord. It is expressly understood and agreed that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Building or any lender, prospective lender, or any assignee or prospective assignee of any lender, and by any third person designated by Landlord. Tenant’s failure to deliver such a statement within said 10-day period shall constitute a default by Tenant under this Lease and shall be conclusive against Tenant (i) that this Lease is in full force and effect, without modifications except as may be represented by Landlord, (ii) that there are no defaults in Landlord’s performance hereunder, (iii) that not more than one month’s Rent has been paid in advance, and (iv) as to the accuracy of any other matters specified in the statement that was delivered to Tenant.

20. Abandonment of Premises. Tenant shall not vacate, cease doing business in, or abandon the Premises at any time during the Term. If Tenant abandons, vacates or surrenders the Premises, or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left in or on the Premises shall be deemed to be abandoned and, at the option of Landlord, such property may be removed and stored in any public warehouse or elsewhere at the cost of and for the account of Tenant.

21. Removal of Trade Fixtures of Tenant at End of Term. Upon the expiration of the Term of this Lease, Tenant may remove, and upon the request of Landlord shall remove, at Tenant’s sole cost and expense, all trade fixtures and movable furniture installed in, on or about the Premises by Tenant, provided that such removal may be effected without damage to the Premises.

22. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, accepted by Landlord, or the mutual cancellation hereof, shall not work a merger and, at the option of Landlord, shall either terminate any or all existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

23. Holding Over. Any holding over after the expiration of the Term with or without the written consent of Landlord shall be construed at Landlord’s election to be either a tenancy at sufference or a tenancy from month to month, at a rent equal to 150% of the Rent payable under this Lease during the last full Rent-paying month before the date of such expiration. In addition, Tenant shall indemnify Landlord and hold it harmless from and against all damages, costs, claims, causes of action, liabilities, and expenses (including, without limitation, attorneys’ fees and expenses and claims for damages by any other person to whom Landlord may have leased all or any part of the Premises effective upon such expiration) sustained by Landlord by reason of such retention.

24. Grace Period.

A. No default or breach of any of the terms, covenants or conditions of this Lease shall exist on the part of Landlord until (i) Tenant shall serve upon Landlord a notice specifying with particularity wherein said default or breach is alleged to exist and (ii) Landlord shall fail to perform or observe said term, covenant or condition, as the case may be, within thirty (30) days after receiving said notice.

B. If Landlord shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive laws, or any other cause beyond Landlord’s reasonable control, the performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

25. Landlord’s Remedies Upon Default. Landlord shall have the following remedies if Tenant breaches or defaults on this Lease. These remedies are not exclusive but are in addition to any rights and remedies now or later allowed by law or in equity.

A. Landlord shall have the right either to terminate Tenant’s right of possession to the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right of possession to the Premises. Should Landlord elect to terminate Tenant’s right of possession to the Premises and thereby terminate this Lease, then Landlord shall have the immediate right of entry to and may remove all persons and property from the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination Landlord, in addition to any other rights and remedies, including rights and remedies under Subparagraphs (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code, or any amendment thereto or any successor law thereof, shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The amount Landlord may recover under Subparagraph (4) of Subdivision (a) of Section 1951.2 of the California Civil Code shall include, without limitation, the cost of recovering possession of the Premises, expenses of reletting (including advertising), brokerage commissions and fees, costs of placing the Premises in good order, condition and repair, including necessary maintenance, alteration and restoration of the Premises, attorneys’ fees, court costs, and costs incurred in the appointment of and performance by a receiver to protect the Premises or Landlord’s interest under this Lease. The worth at the time of the award of the amount referred to in Subparagraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The worth at the time of the award referred to in Subparagraphs (1) and (2) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the maximum rate permitted by law. Prior to such award, Landlord may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder.

B. Any proof by Tenant under Subparagraphs (2) or (3) of Subdivision (a) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and Purpose as the Premises and in the same geographic vicinity; said two real estate brokers shall select a third licensed real estate broker of similar qualifications; the two licensed real estate brokers selected by the parties shall determine the amount of rental loss that could be reasonably avoided for the balance of the Term after the time of the award. The third licensed real estate broker shall then decide which of the two brokers has made the better determination of the worth at the time of the award, and his decision shall be final and binding on the parties.

C. Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect with Tenant retaining the right of possession to the Premises (notwithstanding the fact that Tenant may have vacated or abandoned the Premises), Landlord shall have the right to enforce all of its rights and remedies under this Lease or allowed by law or in equity including, but not limited to, the right to recover the installments of Rent as they become due under this Lease and all other rights provided by Section 1951.4 of the California Civil Code. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant’s right of possession to the Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any existing or subsequent breach or default. For purposes of Landlord’s right to continue this Lease in effect upon Tenant’s breach or default, acts of maintenance or preservation or efforts by Landlord to relet the Premises or the appointment of a receiver on initiative of Landlord to protect its interest under this Lease do not constitute a termination of Tenant’s right of possession.

D. In the event Landlord elects, upon breach or default of this Lease by Tenant, to keep this Lease in full force and effect, Landlord may, as attorney-in-fact of Tenant, sublet the Premises, or any part thereof, from time to time and for such term, at such rent, and upon such other terms, covenants and conditions as Landlord in its sole discretion may deem advisable with the unqualified right to make alterations, effect restoration, and perform maintenance to the Premises. Upon each such subletting (i) Tenant shall be immediately liable to pay to Landlord, in addition to Tenant’s indebtedness to Landlord other than Rent due hereunder, the costs of such subletting and of such alterations, restoration and maintenance incurred by Landlord, and the amount by which the Rent hereunder for the period of such subletting (to the extent such period does not exceed the Term hereof) exceeds the amount agreed to be paid as Rent for the Premises for the period of such subletting, or (ii) at the option of Landlord, rents received from such subletting shall be applied: first, to the payment of Tenant’s indebtedness to Landlord other than Rent due hereunder; second, to the payment of costs of such subletting and of such alterations, restoration and maintenance; third, to the payment of Rent due and unpaid hereunder; and fourth, the residue, if any, to be held by Landlord and applied in payment of future Rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting and such rent is not promptly paid to Landlord by the subtenant(s), or if such rent received from such subletting during any month is less than the Rent to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly on the date Rent is due and payable hereunder. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of such election is given to Tenant. Notwithstanding any such subletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for any previous, existing or subsequent breach or default. At Landlord’s option and application, a receiver for Tenant shall be appointed to take possession of the Premises, to exercise Landlord’s right to sublet the Premises as attorney-in-fact for Tenant, and to apply any rent collected from the Premises as provided herein.

E. Nothing in this paragraph shall affect the right of Landlord hereunder to indemnification for liability arising prior to the termination of the Lease for damage to person or property.

F. If Tenant shall be in default in the performance of any term, covenant or condition to be performed by it under this Lease, then, after notice and without waiving or releasing Tenant from the performance of such term, covenant or condition, Landlord may, but shall not be obligated to, perform the same, and, in exercising any such right, may pay necessary and incidental costs and expenses in connection therewith. All sums so paid by Landlord, together with interest thereon at the maximum rate of interest allowed by law, shall be deemed Additional Rent hereunder and shall be payable to Landlord by Tenant on the next rent-paying day.

G. Rent not paid when due shall bear interest, in addition to any late charge provided hereunder, at the maximum rate of interest allowed by law from the date due until paid.

H. No security or guaranty which may now or hereafter be furnished Landlord for the payment of the Rent or for performance by Tenant of the other terms, covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, for the recovery of the Premises, or to any action which Landlord may at any time commence for a breach of any of the terms, covenants or conditions of this Lease.

I. IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTY LAW) PROCEEDSTO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. LANDLORD AND TENANT HEREBY AGREE THAT THIS PARAGRAPH CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY WITHIN THE MEANING OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631(A)(2), AND TENANT DOES HEREBY AUTHORIZE AND EMPOWER LANDLORD TO FILE THIS PARAGRAPH AND/OR LEASE, AS REQUIRED, WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL.

26. Attorneys’ and Administrative Fees on Default. If either Landlord or Tenant shall obtain legal counsel or bring an action against the other by reason of the breach or default of any term, covenant or condition hereof or otherwise arising out of this Lease, the unsuccessful party shall pay to the prevailing party its attorneys’ fees, which shall be payable whether or not such action is prosecuted to judgment. The term “prevailing party” shall include, without limitation, a party who obtains substantially the relief sought whether by compromise, settlement or judgment. In addition, if Landlord becomes involved in any dispute or litigation, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred by Landlord in connection therewith. Notwithstanding anything in this Lease to the contrary and in addition to any and all other sums due under this Lease and all other remedies that may be available to Landlord, Tenant shall be assessed a minimum charge of Five Hundred Dollars ($500) for each failure to timely cure any default of Tenant within the applicable grace periods set forth in this Lease. Said charge shall be immediately due and payable upon notice from Landlord to Tenant and is intended to compensate Landlord for its administrative costs incurred as a result of Tenant’s failure to fulfill its obligations under this lease in a timely manner. Said minimum charge shall be subject to increase to reflect actual costs and expenses incurred by Landlord and actual administrative time spent in causing Tenant to comply with its obligations hereunder.

27. Insolvency.

Either:

A. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant; or

B. A general assignment by Tenant for the benefit of creditors; or

C. Any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act; or

D. The admission by Tenant in writing of its inability to pay its debts as they become due; or

E. The levying of execution upon any interest of Tenant in or under this Lease or upon the property of Tenant within the Premises, unless the same shall be bonded against or discharged within twenty (20) days following the levy or within five (5) days prior to the proposed sale thereunder, whichever is earlier; or

F. The attachment or garnishment of any interest of Tenant in, to, or under this Lease or upon the property of Tenant in the Premises, unless the same is discharged within twenty (20) days after the levy thereof, shall constitute a breach of this Lease by Tenant and a default hereunder. On the happening of such an event, this Lease shall terminate five (5) days after receipt by Tenant of notice of termination; provided, however, that notwithstanding such termination Landlord may enforce its remedies under Paragraph 25 and provided further that neither such termination nor such exercise of remedies shall terminate the right of Landlord or any lender to enforce any and all indemnities given by Tenant under the terms of this Lease. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency, or reorganization proceedings, except at the election of Landlord so to treat the same. In the event this Lease is assumed and assigned by Tenant’s trustee in bankruptcy, Landlord shall require that such assignee deposit with it security in an amount equal to Landlord’s then standard security deposit requirements for similar tenants of the Building.

28. Assignment or Subletting.

A. Tenant shall not, directly or indirectly, voluntarily or involuntarily, assign, pledge, encumber, or otherwise transfer this Lease or any interest therein, and shall not sublet the Premises or any part thereof or any right or privilege appurtenant thereto, or permit any other person (the authorized representatives of Tenant excepted) to occupy or use the Premises or any portion thereof (collectively “assign”) without first receiving the written consent of Landlord. Landlord agrees not to unreasonably withhold such consent, but may in lieu of granting such consent terminate this Lease or exercise its other rights, all as hereinafter provided. Any such assignment without Landlord’s consent shall be void and shall, at the option of Landlord, constitute a default hereunder entitling Landlord to terminate this Lease and giving rise to all other remedies available to Landlord for breach of this Lease. A consent to one assignment shall not be deemed to be a consent to any other or further assignment. This Lease and any interest in it shall not be assignable as to the interest of Tenant by operation of law without the prior written consent of Landlord.

B. In the event Tenant contemplates an action under Subparagraph A, Tenant shall give Landlord forty-five (45) days’ notice thereof, designating the terms proposed and, if a sublease, the term thereof and space proposed to be sublet. Tenant shall also provide a current financial statement of any proposed assignee or subtenant. Landlord shall have the prior right and option, to be exercised by notice to Tenant given within thirty (30) days after receipt of Tenant’s notice of intention to assign, (i) to assign from Tenant any portion of the Premises proposed by Tenant to be assigned, for the term for which such portion is proposed to be assigned, but at the same Rent as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata share of rentable square footage basis, (ii) to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be assigned, (iii) to approve Tenant’s proposal to assign, subject to Landlord’s subsequent written approval of the specific agreement between Tenant and the proposed assignee, and which agreement shall require, among other things, that the sublease or assignee maintain insurance for the benefit of Landlord in accordance with Article 12 hereof, or (iv) to terminate this Lease in its entirety if, after said subleasing or assignment, Tenant shall have then subleased or assigned more than 25% of the original square footage of the Premises. Upon acceptance of the offer to terminate this Lease as it pertains to the portion of the Premises Tenant seeks to assign or upon acceptance of the offer to terminate this Lease in its entirety, this Lease (in its entirety or as it pertains to said portion, as the case may be) shall terminate as of the end of the calendar month in which such notice of acceptance is given to Tenant. Tenant shall thereupon vacate and surrender to Landlord all or such portion of the Premises and the provisions of this Lease applicable to termination upon expiration of the Term shall apply to all or to such portion of the Premises. Such termination shall not relieve Tenant from liability for any breach or default with respect to all or such portion of the Premises occurring prior to termination.

C. For purposes of this paragraph, the following events shall be deemed an assignment of this Lease or a sublease of the Premises, as appropriate: (i) the issuance of an equity interest (whether a stock or partnership interest or otherwise) to any person or group of related persons, in a single transaction or a series of related or unrelated transactions such that, following such issuance, such person or group shall have control of Tenant; or (ii) a transfer of control in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, or reorganization), except that the transfer of the outstanding stock of any corporate Tenant by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through any recognized national or international securities exchange or through the “over-the-counter” market shall not be included in the determination of whether control has been transferred. For purposes of this paragraph, “control” shall mean ownership of not less than 50% of all of the voting stock of a corporation or of not less than 50% of all of the legal or equitable interest in any other business entity.

D. A corporate Tenant shall have the right in the event of a merger, consolidation, reorganization, or recapitalization, whether or not Tenant survives as the surviving corporation, to assign or transfer this Lease to such surviving corporation; provided, however, such right of assignment or transfer shall be limited to an assignee whose net worth is equal to or greater than the net worth of Tenant at the time of such assignment or transfer. In the event Tenant contemplates making an assignment or transfer as provided in this subparagraph, Tenant shall give thirty (30) days’ notice to Landlord of its intention to make such assignment or transfer and shall furnish Landlord with all pertinent information as to the net worth of the proposed assignee or transferee.

E. In all events, if this Lease is assigned, Tenant shall continue to be primarily liable under this Lease and the assignee shall execute an agreement by which it assumes and agrees to be jointly and severally liable for the complete performance by Tenant of all of its obligations hereunder.

F. Tenant irrevocably assigns to Landlord, as security for the performance of Tenant’s obligations under this Lease, all rent from any assignment of all or any part of the Premises. A receiver for Tenant, appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

G. In no event shall Tenant assign this Lease or sublet the Premises, or any portion thereof, to any then-existing or prospective tenant of the Building, or at a Rent that is less than Landlord is then charging for comparable space in the Building. In addition, neither Tenant nor any other person having an interest in the possession, use, occupancy, or utilization of the Premises shall enter into any lease, sublease, license, concession, or other agreement for use, occupancy, or utilization of space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipt or sales) and any such purported lease, sublease, license, concession, or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

H. Any net profits earned by Tenant from subleasing or from an assignment of this Lease shall be divided and paid 80% to Landlord and 20% to Tenant. Net profits shall be determined by subtracting from the rent and other consideration paid by the subtenant or assignee, the rent and other sums due to Landlord under this Lease for the applicable period; provided however that Tenant shall be entitled to reimbursement, out of such net profits, for any reasonable amount expended by Tenant for subleasing broker’s commissions, and for costs of demising or otherwise improving the space for the particular subtenant or assignee.

I. Tenant shall pay to Landlord the amount of Landlord’s cost of processing every proposed assignment (including, without limitation, the cost of attorneys’ and other professional fees and the administrative, accounting, and clerical time of Landlord), and the amount of all direct and indirect expenses incurred by Landlord arising from any assignee’s or subtenant’s taking occupancy (including, without limitation, the expenses of freight elevator operation for the moving of furnishings, trade fixtures and other personal property, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to process any request for its consent to assignment or sublease prior to Landlord’s receipt of payment by Tenant of the amount of Landlord’s estimate of the processing costs and expenses and all other direct and indirect costs and expenses of Landlord and its authorized representatives arising from such matter, and in no event shall the processing fee charged hereunder be less than $1,000.

29. Transfer by Landlord - Release from Liability. In the event Landlord shall sell or transfer the Building, or shall assign its interest as Landlord in and to this Lease, then, from the effective date of such sale, assignment or transfer, Landlord shall be released from all further liability to Tenant, express or implied, under this Lease, and Tenant agrees to look solely to the successor in interest of Landlord in and to the Building or this Lease, except as to any matters of liability that have accrued and remain unsatisfied as of the date of such sale, assignment or transfer. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding upon Landlord and its successors and assigns only during their respective periods of ownership of the fee or leasehold estate, as the case may be. If any security is given by Tenant to secure the faithful performance of all or any part of the terms, covenants and conditions of this Lease on the part of Tenant, Landlord may transfer and deliver the security to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto. Landlord may enter into any transaction described in this paragraph without the consent of Tenant.

30. Damage. Except as hereinafter set forth, in the event the Premises or the Building is damaged from any cause, Landlord shall forthwith repair such damage and this Lease shall remain in full force and effect. Provided such damage was not caused by Tenant’s, or by its agents, employees, contractors, invitees or licensees, negligent or willful act, Tenant shall be entitled to a proportionate reduction of Rent while such repairs are being made in an amount not to exceed the applicable rental interruption insurance proceeds received by Landlord, and that is in the same proportion to the Rent as the rentable area of the portion of the Premises so damaged and is unusable bears to the total rentable area of the Premises.

In the event the cost of repairing such damage is not covered by Landlord’s insurance, or in the event the cost of repairs exceeds the insurance proceeds payable, Landlord may elect, at its option, not to make such repairs, in which event this Lease may be terminated at the option of either party upon the giving of notice and without liability to the other party.

In the event the Premises are rendered untenantable for more than 360 days as a result of any such damage, Landlord or Tenant may elect to terminate this Lease provided notice thereof is given to the other party hereto within 30 days following the date such party is notified that such damage may not be repaired within said 360 day period.

Landlord shall under no circumstances be required to repair any damage to the property of Tenant, or to any improvements installed in, on or about the Premises by Tenant. Tenant hereby specifically waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4, of the California Civil Code.

In the event the Building is damaged to the extent of more than twenty percent (20%) of the then replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises are damaged or not and without liability to Tenant. A total destruction of the Building shall terminate this Lease without liability to Landlord or Tenant.

31. Condemnation.

A. As used throughout this Lease, the word “condemn” is coextensive with the phrase “right of eminent domain”, i.e., the right of people or government to take property for government or public use, and shall include the intention to condemn expressed in writing as well as the filing of any action or proceeding for condemnation.

B. In the event any action or proceeding is commenced for the condemnation of the Premises or any part thereof, or of the Building or any part thereof, or if Landlord is advised in writing by any agency, entity or body having the right or power of condemnation of its intention to condemn the same, then and in any of said events, Landlord may:

(1) Without any obligation or liability to Tenant, and without affecting the validity and existence of this Lease other than as hereinafter provided, agree to sell or convey to the condemnor the part or portion of the Premises or Building sought by the condemnor free from this Lease and the rights of Tenant hereunder. Such agreement may be made without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without requiring any trial or hearing thereof, and Landlord is expressly empowered to stipulate to judgment therein.

(2) Terminate this Lease and all rights of Tenant hereunder if a portion of the Premises is condemned.

(3) Continue this Lease in full force and effect, provided that such condemnation does not result in a taking of the Premises. In the event this Lease is continued in full force and effect and by reason of the condemnation an alteration of the Building is required, and such alteration materially interferes with Tenant’s business in the Premises, then Tenant shall be entitled to a reasonable abatement in Rent during the period of such modification or alteration to the extent such work interferes with Tenant’s business.

C. In the event a portion of the Premises is permanently condemned and taken, and such condemnation and taking materially affects Tenant’s business in the Premises, then Tenant shall have the option of either terminating all of its obligations under this Lease or continuing this Lease in full force and effect with respect to such portion of the Premises not taken. In such latter event, Rent for the remainder of the Term shall be reduced in the proportion which the rentable square footage of the Premises taken bears to the total rentable square footage of the original Premises.

D. If, as a result of any such condemnation proceedings, a leasehold interest or right of possession only is so condemned or taken for a period of time less than the then unexpired Term of this Lease, this Lease shall continue in full force and effect and any condemnation award shall be payable to Landlord and shall be credited by Landlord against the Rent payable by Tenant for said period. If the amount received by Landlord is in excess of said Rent, Tenant shall be entitled to receive such excess, and, if the amount so received by Landlord is less than said Rent, then Tenant shall pay the amount of such deficiency to Landlord. If such condemnation is for a period of time extending beyond the expiration of the Term of this Lease, the foregoing provisions shall apply only up to the date of expiration of the Term. Upon said expiration, Landlord shall receive all awards thereafter payable, and no accounting shall be made to Tenant for such period extending beyond said expiration.

E. All compensation and damages awarded for the taking of the Premises, Building, or any portion or portions thereof, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold interest hereunder or for the value of any unexpired Term of this Lease; provided, however, Tenant shall be entitled to any separate award that may be made for the taking of or damage to, or on account of any cost or damage Tenant may sustain in the removal of, Tenant’s merchandise, fixtures, trade fixtures, equipment and furnishings.

F. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this paragraph, all Rent and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.

32. Subordination to Encumbrances. This Lease, and the leasehold estate created hereby, shall at all times be subordinate to all liens and encumbrances, and replacements thereof, in any amount whatsoever now existing or hereafter placed on or against the Building or any part thereof, or against Landlord’s interest or estate therein, without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Tenant shall, however within 10 days following Landlord’s request, execute any documentation related thereto as Landlord’s lender may request. In addition, Tenant shall, upon demand, attorn to the purchaser at any foreclosure sale or pursuant to the exercise of any power of sale, in which event Tenant shall automatically be and become the Tenant of said purchaser and, at such purchaser’s option, Tenant shall enter into a new lease for the balance of the Term upon the same terms, covenants and conditions as are contained in this Lease.

33. Substitute Premises. Landlord reserves the right, on not less than sixty (60) days’ prior notice to Tenant, to substitute for the Premises under this Lease premises elsewhere in the Building (provided such substitute premises are at least as large as the Premises and have at lease the same number of offices) and, if Landlord exercises said right, Landlord shall be responsible only for any pre-approved and reasonable out-of-pocket expenses of moving Tenant’s furnishings, equipment and other personal property from the Premises to such substitute premises. The substitute premises shall then become the Premises hereunder and the Rent and other sums payable hereunder shall be adjusted, if necessary, but not by more than 10%, to reflect any increase in the square footage of the Premises.

34. Miscellaneous.

A. Effect of Exercise of or Failure to Exercise Privilege by Landlord. Neither the exercise of nor failure to exercise any right, option, or privilege hereunder by Landlord shall exclude Landlord from exercising any and all other rights, options, or privileges hereunder at any other time, nor shall such exercise or nonexercise relieve Tenant from Tenant’s obligation to perform each and every term, covenant and condition to be performed by Tenant hereunder, or from damages or other remedy for failure to perform or meet its obligations under this Lease.

B. Waiver. The purported waiver by Landlord of any performance or breach of any term, covenant or condition contained herein shall not be deemed to be a waiver of such term, covenant or condition, or of any subsequent or continuing breach of the same, or of any other term, covenant or condition contained herein, unless such waiver is specifically made in writing. Nor shall any custom or practice that may arise between the parties in the administration of the provisions of this Lease be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than Tenant’s breach in failing to pay the particular Rent so accepted regardless of Landlord’s knowledge of such additional preceding breach at the time of the acceptance of such Rent.

C. Labor Relations. Tenant agrees to conduct its labor relations and its relations with its employees in such a manner as to attempt to avoid all strikes, picketing, and boycotts of, on, or about the Premises or the Building. Tenant further agrees that if any of its employees strike or if a picket line or a boycott is established, conducted or carried out against Tenant or its employees, or any of them, Tenant, on Landlord’s request, shall forthwith cease operations in and upon the Premises and remain closed until all disputes are settled.

D. Notices. All notices required or permitted hereunder, except for routine bills or invoices for Rent which Landlord may elect to deliver by first class U.S. mail, shall be contained in a writing personally delivered or sent by United States certified or registered mail, postage prepaid, return receipt requested, and addressed: if to Tenant, at the Premises or at such other address as Tenant may from time to time designate by giving written notice thereof to Landlord under this Paragraph; and if to Landlord, at the Building office or at such other address(es) as Landlord may from time to time designate by giving written notice thereof to Tenant under this Paragraph. Mailed notice shall be deemed given on the date of delivery as shown on the return receipt or 5 business days after mailing in the case delivery is not accepted. Tenant further agrees to give the beneficiary of any mortgage or deed of trust covering the Building, by registered or certified mail, a copy of any default notice served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such beneficiary and the requirement to deliver such beneficiary copies of Landlord default notices. If Landlord fails to cure such default within the time provided for in this Lease, then the beneficiary shall have an additional thirty (30) days after the expiration of such cure period within which to cure such default (provided that Tenant notifies the beneficiary concurrently with Tenant’s delivery of the default notice to Landlord; otherwise, the beneficiary shall have thirty (30) days from the later of the date on which it receives notice of the default from Tenant and the expiration of Landlord’s cure period). If such default cannot be cured by said beneficiary within the cure period, Tenant may not exercise any of its remedies so long as beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

E. Entire Agreement; Amendments. This Lease represents the entire agreement of the parties with respect to the parties’ rights and duties under this Lease, and no promises or representations, express or implied, whether written or oral, not set forth herein shall be binding upon or inure to the benefit of Landlord or Tenant. Tenant acknowledges that neither Landlord nor any authorized representative of Landlord, or any other person purporting to act on Landlord’s behalf, has made any representation, warranty, or statement with respect to the amount of taxes that may or will be assessed against the Premises, the cost of any insurance required to be maintained by Tenant hereunder, or any other matter relating to this Lease that is not expressly covered in this Lease. With respect to such matters, Tenant is relying upon its own independent investigation and sources of information, and Tenant expressly waives any right Tenant might otherwise have to rescind this Lease or to claim damages by reason of Tenant’s misunderstanding or mistake. This Lease shall not be amended or modified by any oral agreement, either express or implied; all amendments and modifications hereof shall be in writing and signed by both Landlord and Tenant.

F. Landmark. Tenant acknowledges that the Building has been declared a Historical Landmark in the City and County of San Francisco, and agrees to be bound by all of the applicable rules and regulations related thereto.

G. Parking. Tenant acknowledges that any parking provided in the adjacent Mills Building is provided by an independent contractor pursuant to a separate agreement to be entered into between Tenant and such independent contractor. In no event shall Landlord have any liability to Tenant as a result of loss or damage suffered or incurred by Tenant in using The Mills Building parking garage.

H. Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

I. Building Security. Notwithstanding the fact that access to the Building is controlled and that lobby attendants monitor the lobby area of the Building, Tenant acknowledges and agrees that Landlord does not provide security services or other protection for Tenant’s property in the Building. Accordingly, in no event shall Landlord be liable for any theft of property or other damages which may be suffered as the result of any unauthorized entry into Tenant’s premises nor shall Landlord be responsible for any glass breakage within the Premises caused by theft, vandalism, or the negligence of Tenant or Tenant’s employees, invitees, agents or independent contractors.

J. Building Telecommunications Systems. If Tenant desires telephone or other communications or computer connections or installations to, in or about the Premises, the design, installation, repair and maintenance thereof from the point where the telephone company’s or other provider’s service enters the Building shall be at Tenant’s sole cost and expense but shall nonetheless require the prior written approval of Landlord and be within the complete control and authority of Landlord. All such work shall be performed only at locations approved by Landlord and by vendors or contractors set forth on the then effective list of “115 Sansome Street Approved Telecommunication Contractors”, which list is available at Tenant’s request the Building office. In the event the installation of Tenant’s cabling and equipment results in Tenant exceeding its Building riser allowance of 5 pairs/1,000 rentable square of Premises, Tenant shall rent additional Building riser space from Landlord in accordance with the then applicable 115 Sansome Street Riser Rent Rate Schedule. As a condition to obtaining Landlord’s approval, Tenant shall be required to increase its Security Deposit by an amount reasonably anticipated to cover the cost of removing any wiring, cabling and equipment installed in the Building by Tenant or at Tenant’s request. Under no circumstances shall any communications cabling or wiring within the Premises be surface mounted and Tenant acknowledges that as a result of current Building cabling specifications and other requirements, it is unlikely that Tenant will be able to utilize any existing cabling serving the Premises.

In no event shall Landlord be responsible for any disruption to or failure of the Building or Tenant’s telephone or communications system, unless due to the gross negligence or willful misconduct of Landlord or its employees; but in the event of any such gross negligence or willful misconduct Landlord shall be only responsible for the cost of correcting the actual portions of the system which it or its employees damaged and in no event shall Landlord be liable for damages to other portions of any system, or for other damages suffered by Tenant, including without limitation lost profits and/or consequential damages.

Tenant further agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, damages, expenses, and liabilities arising from Tenant’s or its agents, employees, invitees, vendors, contractors or subcontractors use of the Premises or Building or work done thereto which interfere in any way or in any manner with the telecommunications system in the Building.

Upon the expiration or earlier termination of the Lease, Landlord shall have the right at Tenant’s sole cost and expense, to remove all telephone and communications or computer equipment installed by Tenant or at Tenant’s request, together with all associated wiring and cabling, and Tenant shall pay all costs reasonably incurred to remove such items and to restore any damage to the Premises or the Building related thereto.

K. Auctions and Signs. Tenant shall not conduct any auctions in, upon, or from the Premises, affix any signs, awnings, notices, or other advertising matter to the Premises, or issue or circulate any advertising matter in the Building without the prior written consent of Landlord. The design and character of any such signs, awnings, notices, or other advertising matter shall also be subject to Landlord’s prior written approval.

L. Execution; Recordation. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Tenant shall not record this Lease or any memorandum of this Lease.

M. Financial Information. Tenant will furnish to the Landlord within thirty (30) days following Landlord’s request, copies of true and accurate financial statements reflecting Tenant’s (and if applicable, any Guarantor’s) then current financial condition, and if available, audited, consolidated financial statements, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant’s business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

N. Limitation of Tenant’s Remedies. If any default hereunder by Landlord is not cured within the applicable cure period provided in this Lease, Tenant’s exclusive remedies shall be an action for specific performance or an action for actual damages, and Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, or the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a limited liability company, its members or managers, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any mortgage or deed of trust covering the Building.

O. Time and Applicable Law. Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

P. Name. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

Q. Provisions are Covenants and Conditions. All provisions, whether set forth herein as covenants or conditions on the part of Tenant, shall be deemed to be both covenants and conditions.

R. Severability. The unenforceability, invalidity, or illegality of any provision of this Lease, for any reason, shall not render its other provisions unenforceable, invalid, or illegal. In such an event, this Lease shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision to the extent permitted by applicable law, it being the intent of the parties that this Lease shall be enforced to the greatest extent possible.

S. Captions. The table of contents and the headings to the paragraphs of this Lease are for convenience only, are not part of this Lease, and shall have no effect on the construction or interpretation hereof.

T. Successors. The terms, covenants and conditions herein contained shall, subject to the provisions as to assignment and sublease, apply to, inure to the benefit of, and bind the heirs, successors, administrators, executors, and assigns of the parties hereto.

U. Relationship of Parties. Neither anything contained in this Lease nor any acts of the parties shall be construed to create any relationship between the parties other than that of Landlord and Tenant.

V. Brokers. Except as specifically set forth in the Basic Lease Information, Tenant warrants and represents to Landlord that in the negotiation or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorneys’ fees incurred by Landlord which may asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenants’ representatives.

W. Tenant’s Authority. If Tenant is a corporation, partnership, trust, association, limited liability company, or other entity, Tenant and each person executing this Lease on behalf of Tenant do hereby covenant and warrant that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment, or formation; (ii) Tenant has and is duly qualified to do business in California; (iii) Tenant has full corporate, partnership, trust, association, limited liability company, or other appropriate power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder; (iv) each person (and all persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so; and (v) when executed by both parties, this Lease and all of the terms and conditions contained herein shall be binding and enforceable against Tenant.

X. Nondisclosure of Lease Terms. From and after the date lease negotiations were entered into and throughout the term of this Lease, Tenant shall not disclose the amount of rent that it is obligated to pay hereunder or any other of the terms, covenants, conditions or agreements set forth in any letter of intent, this Lease, any amendments hereto, nor provide any copies of the foregoing, to any person, including without limitation any brokers, any other tenants in the Building or any affiliates, agents or employees of such tenants or brokers, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or a sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce the terms hereof. Tenant hereby acknowledges that the disclosure of any of the foregoing confidential information or of any of the terms, covenants, conditions and agreement set forth in the letter of intent, this Lease, or any amendment hereto, to any third party would constitute a material non-curable breach of this Lease, would cause material damage to Landlord, and Tenant agrees that any such violation by Tenant shall constitute sufficient cause for Landlord to immediately terminate this Lease. Tenant further agrees to indemnify, protect, defend, save and hold Landlord harmless from and against any and all damages suffered by Landlord which are attributable to any disclosure by Tenant in violation of the terms of this provision.

Y. USA Patriot Act and Anti-Terrorism Laws. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners, affiliates or employees currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners, affiliates or employees is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section.

35. Additional Provisions. NONE

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Lease as of the date first set forth above.

TENANT:

NILE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Peter Strumph	January 25, 2008
Title:	CEO	Date

LANDLORD:

AG/SIC-115 Sansome, L.L.C., a Delaware limited liability company
By:	AG/SIC-115 Sansome Parent, L.L.C.,
a Delaware limited liability company, its sole member
	By:	AG Sansome Manager, Inc.,
a Delaware corporation, its manager

		By:	The Swig Company, LLC, property manager

By:	/s/ Kennard P. Perry	March 3, 2008
Date

RULES AND REGULATIONS OF

115 SANSOME STREET

A. Signs. No sign, placard, picture, advertisement, directory strip, name or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, directory strip, name, or notice without notice to and at the expense of Tenant. All approved signs or approved lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. In no event shall any paper signs be attached to any door or window of the Premises.

B. Window Coverings. Only the standard Building window coverings as established by Landlord shall be hung in the windows in the Premises and the use of any other curtains, blinds, shades, or screens attached to or hung in or used in connection with any window or door of the Premises shall be discontinued immediately by Tenant. No awning shall be permitted on any part of the Premises.

C. Building Directory. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. In no event shall any tenant be entitled to use more than its pro rata share of any building directory which pro rata share shall be based upon each tenant’s share of rentable office space in the Building.

D. Building Directory Strips and Keys. Landlord shall initially provide Tenant with two keys to the Premises together with two keys the men’s restroom and two keys to the women’s restroom. Building directory strips and additional keys shall be supplied by Landlord at Tenant’s sole cost and expense.

E. Hallways and Passages. The sidewalks, halls, passages, exits, entrances, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation, and interest of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal or improper activities. The doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed by Tenant. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof of the Building.

F. Locks. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door on the Premises. Tenant shall make sure that Landlord, at all times, has a key to each lock on the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all offices, rooms, and toilet rooms which shall have been furnished Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefore, including the cost of installing new locks if Landlord deems it necessary. Tenant shall keep its doors and windows locked and securely fastened at all appropriate times so as to maintain the Premises in a secure and safe condition and Landlord shall have no responsibility for any loss or damage suffered by Tenant, its agents, employees or invitees as a result of Tenant’s failure to adequately secure the Premises.

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G. Restrooms. The toilet rooms, toilets, urinals, wash bowls, and other restroom apparatus within the Building shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule by Tenant or its employees or invitees shall be borne by Tenant.

H. Moving In and Out of Premises; Heavy Equipment. No furniture, freight, or equipment of any kind shall be brought into the Building without the consent of Landlord, and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. All persons employed to move furniture, freight or equipment of any kind must be approved by Landlord in writing in advance. No hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve shall be used in any space, including the common areas, of the Building, either by Tenant or by others. No other vehicles of any kind shall be brought by Tenant into the Building or kept in, on or about the Premises. Tenant shall not overload the floor of the Premises and Landlord shall have the right to prescribe the weight, size, and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause. All damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

I. Janitorial Services and Cleaning. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work, and janitor service will not be furnished on holidays or after normally scheduled hours. Window cleaning shall be done only by Landlord’s employees, and only between 6:00 a.m. and 5:00 p.m. No article shall be hung out of any window of the Building, and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors, halls, elevators, or stairways, or out of the doors or windows of the Building.

J. Use of Premises. Tenant shall not mark, drive nails, screw, or drill into the partitions, woodwork, or plaster, or in any way deface the Premises or any part thereof. No loudspeaker or other similar device, system, or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Landlord, be used in or at the Premises. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in or on the Premises; permit any odor, smell, or vapor to escape from the Premises to other portions of the Building; or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein. With the exception of the creation and use of a small food preparation area with a microwave oven, toaster, refrigerator and other small appliances used only by Tenant and its employees on an incidental basis in connection with Tenant’s normal office operations and which shall be kept and maintained by Tenant in a neat and clean, odor free condition, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes. Tenant shall not

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use or keep in or on the Premises or in the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall close and securely lock the windows, transoms, and doors of the Premises as may be appropriate to maintain adequate security and observe strict care not to leave windows open when it rains. Particular attention shall be paid to keeping doors locked where access is not controlled by an attendant or security system. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building and that all electricity, gas, or air conditioning shall likewise be carefully shut off, so as to prevent waste or damage. For any default or carelessness Tenant shall make good all injuries sustained by Landlord or other tenants or occupants of the Building.

K. Floor Coverings. Tenant shall not install linoleum, tile, carpet, or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering installed by Tenant or his contractors, employees, or invitees shall be borne by Tenant.

L. Deliveries and Messenger Services. No furniture, packages, supplies, equipment, or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord. At Landlord’s election, messengers providing pick up and delivery services shall not be allowed to make deliveries or pickups directly to or from the Premises. In such event, all such deliveries and pickups shall be made to the Building office.

M. Access Refused. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 5:00 a.m., access to the Building, or to the halls, corridors, elevators, or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with the requirements of Landlord’s security personnel. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise.

N. Soliciting on Premises. Canvassing, peddling, soliciting and the distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

O. Landlord’s Employees. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

P. Bicycles and Pets. No bicycles, motorized scooters or pets (except for guide dogs for the blind) shall be permitted in the Premises, the Building or in the approaches or entranceways thereto. All bicycles shall be parked only in such bicycle racks as may be provided by Landlord from time to time in no event shall Landlord have any responsibility with respect to any theft or vandalism thereto.

Q. Vending Machines. No vending machines or similar machines of any description shall be installed, maintained, or operated upon the Premises without the written consent of the Landlord.

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R. No Smoking; Loitering. Pursuant to San Francisco Ordinance and Building policy, smoking is not permitted anywhere in or about The Building, including but not limited to, any premises, common areas, and the approaches and entranceways surrounding the Building. Tenant and its employees shall not congregate or loiter at or near the entrances to the Building.

S. Building Name and Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Building.

T. Trash. Tenant shall store all of its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be removed or disposed of in the ordinary and customary manner of removing or disposing of trash and garbage in the City and County of San Francisco. All garbage and refuse removal and disposal shall be made only through entrances and elevators provided for such purposes and at such times as Landlord shall designate. Landlord shall have the right to charge Tenant for the removal of any trash and garbage in excess of that resulting from normal office use.

U. Floor Warden. Each tenant shall identify among its employees a floor warden who will attend Building safety meetings scheduled by Landlord from time to time and who will educate the remainder of the tenant’s employees as to the Building fire and safety procedures and the requirements of Title 19 of the California Administrative Code.

V. Amendments. Landlord reserves the right to expand, modify or otherwise change or amend these Rules and Regulations from time to time with or without notice to Tenant, and such changed rules and regulations shall be complied with by all tenants in the Building. Each tenant may obtain a copy of the most current Rules and Regulations at the Building Office.

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